Exhibit 99.1
Source: Aldabra 2 Acquisition Corp.
Aldabra 2 Acquisition Corp. to Acquire Paper and Packaging Assets from Boise Cascade, L.L.C.
September 7, 2007 8:04 am ET
NEW YORK, September 7/PRNewswire-FirstCall/ — Aldabra 2 Acquisition Corp. (AMEX: AII.U, AII, AII.WS, “Aldabra”) today announced that it has entered into a Purchase and Sale Agreement with Boise Cascade, L.L.C (“Boise Cascade”), a Madison Dearborn Partners, L.L.C. (“Madison Dearborn”) portfolio company, to acquire Boise White Paper, L.L.C. (the “Paper Business”), Boise Packaging & Newsprint, L.L.C. (the “Packaging Business”) and Boise Cascade Transportation Holdings Corp. (collectively, the “Combined Paper Businesses”). Boise Cascade will retain 100% ownership of the Wood Products and Building Materials Distribution businesses.
At closing, Aldabra will be renamed Boise Paper Company (“BPC”).
The Combined Paper Businesses, for the twelve months ended June 30, 2007 (defined as “LTM”), generated $2.28 billion in revenues and $231.7 million in Adjusted EBITDA.1 The Paper Business is currently the number three manufacturer of uncoated free sheet paper in North America with LTM segment revenues of approximately $1.54 billion. The Packaging Business is a leading supplier of corrugated sheets, boxes, and newsprint in North America with LTM segment revenues of approximately $784 million. Segment revenue as presented excludes corporate segment revenue and does not give effect to inter-segment eliminations.
Aldabra will acquire the Combined Paper Businesses for approximately $1.625 billion (approximately 7.0 x LTM Adjusted EBITDA1), of which approximately $1.338 billion will be paid in cash (less $38 million in cash contributed by Boise Cascade to the Combined Paper Businesses at closing) and the balance in shares of Aldabra common stock.2 The sources of funds for this transaction will consist of (i) approximately $392 million of net proceeds from Aldabra’s trust (which takes into account deferred underwriting fees and expected interest income projected through closing, net of taxes), (ii) approximately $946 million in a new debt facility to be raised in conjunction with the transaction,3 (iii) less $38 million in cash contributed by Boise Cascade, and (iv) approximately $325 million of new Aldabra shares that will be issued to Boise Cascade.
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The number of shares of Aldabra common stock to be issued to Boise Cascade at closing will be calculated by dividing approximately $325 million by the average closing price per share of Aldabra common stock during the 20-day period ending three days prior to the closing of the transaction. The parties have agreed that for purposes of this calculation, the average closing price will not be higher than $10.00 or lower than $9.54. Assuming no conversion rights are exercised and an average closing price of $9.77 (the midpoint of the range), Boise Cascade would receive approximately 34.511 million shares of Aldabra common stock, representing 40.0% of BPC’s shares post-closing.4
In connection with the transaction, Aldabra will seek to raise approximately $946 million of debt financing to fund, in part, the cash portion of the purchase price. This will result in net debt of $908 million (taking into account the $38 million of cash at the Combined Paper Businesses), resulting in a net debt/LTM Adjusted EBITDA multiple of approximately 3.9x, assuming no exercise of conversion rights by Aldabra shareholders. Boise Cascade will utilize a substantial portion of the cash proceeds it receives to repay debt existing at the Boise Cascade level.
The BPC management team will be led by Alexander Toeldte, currently Boise Cascade’s executive vice president, responsible for the Combined Paper Businesses. Prior to joining Boise Cascade in 2005, Mr. Toeldte was CEO of two public companies in New Zealand (Fletcher Challenge Paper and Fletcher Challenge Building). Prior to that, he was a Partner at McKinsey & Co., where he co-headed its Global Pulp & Paper practice.
Mr. Toeldte, who will be the Chief Executive Officer of BPC, said, “Taking the Combined Paper Businesses public through this transaction is an important next step for our white paper and packaging operations. We believe the segments of the paper industry that BPC will target have significant growth opportunities. In addition, the major capital projects we have undertaken in the last two years will increase our capacity to serve growing market segments, such as label and release, as well as lowering costs. As a public company with a strong balance sheet, we believe we will also have the needed flexibility to take advantage of strategic opportunities as they arise.”
Nathan Leight and Jason Weiss, Aldabra’s Chairman and CEO, respectively, will remain Board members after the closing of the transaction. Mr. Leight said, “We believe that this transaction meets our objective of seeking a business combination for Aldabra on attractive terms with a company that has significant competitive advantages and strong cash flows. This is an important
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period for the paper industry, which is undergoing substantial consolidation and rationalization. We believe the projections made by many leading industry observers of higher prices for BPC’s primary paper grades, further validates our view.” Mr. Weiss added, “We are excited to partner with Madison Dearborn to establish a world-class public paper company and to work with a talented management team with decades of paper industry experience.”
Carl Albert, currently a member of the Board of Directors of Aldabra, will be Chairman of the Board of Directors of BPC, post-closing.
It is expected that BPC will benefit from an asset tax basis step-up that may have a net present value in excess of $150 million over the next ten years relative to the tax benefit that Boise Cascade would expect to receive if the transaction was not consummated. This calculation assumes a current tax rate of 39%, preliminary assumptions of purchase price and purchase price allocation that are subject to change, a discount rate of 10%, and that BPC will have sufficient taxable income to use the resulting tax deductions.
The transaction, which has been approved by the respective Board of Directors of Aldabra and Boise Cascade, is subject to customary closing conditions, as well as (i) the approval of Aldabra’s stockholders, (ii) receipt of approvals under the Hart-Scott-Rodino Act, and (iii) execution of a new debt facility by Aldabra on terms and conditions that are approved by Aldabra’s and Boise Cascade’s respective Board of Directors. In addition, the closing is conditioned on holders of fewer than 40% of the shares of Aldabra common stock issued in its initial public offering voting against the transaction and electing to convert those shares into cash, as permitted by Aldabra’s certificate of incorporation. The transaction is expected to close in the 1st quarter of 2008, subject to satisfaction of the closing conditions.
As part of the transaction, Aldabra will apply to change its listing to the New York Stock Exchange or NASDAQ.
Additional information about the transaction as well as the Combined Paper Businesses’ operations and historical financial information will be contained in an investor presentation that will be made public and filed by Aldabra with the Securities and Exchange Commission today.
Aldabra’s investment banking advisors for this transaction are Lazard and Pali Capital, Inc., and Kramer Levin Naftalis & Frankel LLP is acting as legal advisor.
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Boise Cascade Holdings, L.L.C. is currently an SEC reporting company, and its filings with the Securities and Exchange Commission are available at http://www.sec.gov. Additional information on Boise Cascade may be found at the company’s website http://www.bc.com.
ABOUT THE COMBINED PAPER BUSINESSES
The Paper Business manufactures and sells uncoated free sheet (including printer and copy paper, label and release papers, envelope and commercial printing papers, and a wide range of value-added papers), market pulp, and containerboard (corrugating medium). Many of its paper products are commodity products, while others have specialized features that make these products value added. Its value-added grades include recycled, high-bright and colored office papers and custom-developed specialty papers for such uses as label and release. The Paper Business sells to customers both directly from its mills and through distribution centers. It is currently the third largest manufacturer of uncoated free sheet in North America, with annual uncoated free sheet production capacity of approximately 1.5 million short tons (a short ton is equal to 2,000 pounds), accounting for approximately 11% of uncoated free sheet papers manufactured in North America. Its pulp and paper mills are located in Alabama, Minnesota, Oregon, and Washington. In 2006, approximately 45% of its uncoated free sheet sales volume was sold to OfficeMax Incorporated (“OfficeMax”) under a multi-year exclusive contract that extends through at least 2012. OfficeMax currently owns 19.9% of Boise Cascade.
The Packaging Business manufactures and sells containerboard (linerboard) and corrugated containers (cardboard boxes) and sheets, as well as newsprint. Containerboard is used in the production of corrugated containers and sheets. The Packaging Business’ corrugated containers are used in the packaging of fresh fruit and vegetables, processed food, beverages, and other industrial and consumer products. Corrugated sheets are primarily sold to converters who finish the sheets into corrugated container products. During 2006, the Packaging Business produced approximately 554,000 short tons of linerboard and 415,000 short tons of newsprint at its mill in DeRidder, Louisiana. This mill is one of the largest paper mills in North America, with an approximate annual production capacity of 985,000 short tons as of December 31, 2006. In addition to the mill in DeRidder, the Packaging Business has six converting plants located in Idaho, Oregon, Texas, Utah, and Washington. These plants consume containerboard equivalent to approximately 74% of the company’s own containerboard production to manufacture corrugated containers and sheets.
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Between its mill in Wallula, Washington, where it has upgraded a machine to be able to produce value-added label and release papers (in addition to cut-size office papers), and its mill in DeRidder, Louisiana, where it is in the process of adding a shoe press to increase containerboard production and reduce manufacturing costs, the Combined Paper Businesses is investing almost $110 million in extraordinary capital upgrades — over $90 million of that amount has already been spent. Normalized capital expenditures for the Combined Paper Businesses are expected to be between $100 million and $125 million annually over the next five years.
Boise Paper Company is expected to have approximately 4,800 employees.
ABOUT ALDABRA
Aldabra 2 Acquisition Corp. is a special purpose acquisition corporation that was formed to acquire an unidentified operating business. Aldabra consummated its initial public offering on June 22, 2007, receiving gross proceeds of $414 million through the sale of 41.4 million units of its securities at $10.00 per unit (following the exercise of the underwriters’ over-allotment). Additional information about Aldabra 2 Acquisition Corp. may be found at http://www.aldabracorp2.com.
ADDITIONAL INFORMATION
Stockholders of Aldabra are urged to read the proxy statement regarding its proposed acquisition of the Combined Paper Businesses when it becomes available as it will contain important information regarding the transaction. Copies of the proxy statement and other relevant documents filed by Aldabra, which will contain information about Aldabra and the Combined Paper Businesses, will be available when filed and without charge at the U.S. Securities and Exchange Commission’s Internet site (http://www.sec.gov).
Aldabra and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed acquisition of the Combined Paper Businesses. Information regarding Aldabra’s directors and executive officers is available in its filings with the U.S. Securities and Exchange Commission. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement to be filed with the U.S. Securities and Exchange Commission when it becomes available.
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FORWARD-LOOKING STATEMENTS
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this press release include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: costs associated with running the Combined Paper Businesses by BPC as a stand-alone business; uncertainties as to the timing of the acquisition and the ability to obtain financing; approval of the transaction by Aldabra’s stockholders; the satisfaction of closing conditions to the transaction, including the receipt of regulatory approvals; and the competitive environment in the paper industry of and competitive responses to the proposed acquisition. Actual results may differ materially from those contained in the forward-looking statements in this press release. Aldabra and Boise Cascade undertake no obligation and do not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.
This document contains disclosures of EBITDA for certain periods, which may be deemed to be a non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Aldabra’s management believes that EBITDA, or earnings before interest, taxes, depreciation, and amortization, is an appropriate measure of evaluating operating performance, because it reflects the resources available for strategic opportunities including, among others investments in the business and strategic acquisitions. The disclosure of EBITDA may not be comparable to similarly titled measures reported by other companies. EBITDA should be considered in addition to, and not as a substitute, or superior to, operating income, cash flows, revenue, or other measures of financial performance prepared in accordance with generally accepted accounting principles.
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Source: Aldabra 2 Acquisition Corp.
Company Contacts:
Nathan Leight — Chairman
Jason Weiss — CEO
Aldabra 2 Acquisition Corp.
(212) 710-4100

[1]	Adjusted EBITDA equals EBITDA (earnings before interest, taxes, depreciation and amortization) of the Combined Paper Businesses based upon the carve-out financial statements derived from the historical financial statements of Boise Cascade ($231.4 million) which is then adjusted to reflect an increase in corporate expenses of $6.3 million, as we believe the expense required to operate BPC as a standalone business will be approximately $18 million. Adjusted EBITDA does not include other pro forma effects of the transaction, including the application of purchase accounting. Adjusted EBITDA is further adjusted to (1) add-back $4.0 million of expenses incurred with finishing the upgrade of the Wallula, Washington mill, (2) eliminate $1.7 million of other special items including costs associated with the closure and sale of the Jackson sawmill, shutdown of the Vancouver and Salem converting operations, and a gain related to changes in retiree healthcare programs, and (3) eliminate the negative impact associated with a contractual commitment to buy liner and medium from a third party supplier that was in place during the LTM period. As a result of the acquisition of Central Texas Corrugated, the packaging business will in the future source a greater percentage of these materials internally or through trade arrangements. Had this third party contract, which expired in July 2007, not been in place during the LTM period, it is estimated that EBITDA would have increased by $0.9 million.

.2	The purchase price of $1.625 billion is subject to adjustment based upon the Combined Paper Businesses’ and Aldabra’s working capital at closing, with the purchase price adjustment to be satisfied through the issuance or redemption of shares of Aldabra common stock.

[3]	As part of its efforts to secure committed debt financing, the parties will attempt to secure commitments from lenders to provide additional debt financing in an amount equal to the aggregate amount paid in respect of conversion rights. To the extent that Aldabra shareholders exercise their conversion rights, the amount of the debt facility would likely increase correspondingly.

[4]	Assumes the transaction closes early in the first quarter of 2008, no Aldabra shareholders elect to exercise their conversion rights, no adjustments to the purchase price based upon Boise working capital, a $12 million purchase price adjustment based upon Aldabra’s expected cash balance at closing, and a primary share count of 86.261 million shares at BPC, post closing.

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